PROMISSORY NOTE

$1,301,204.76                                               March 29, 1996

                         San Francisco, California

FOR VALUE RECEIVED, the undersigned, WILLIAM R. DIXON, JR., an individual resident of California (hereinafter referred to as the "Maker"), promises to pay to the order of GEORGIA PROPERTIES, INC., a Delaware corporation (hereinafter referred to as "Payee"; the Payee, together with any subsequent holder hereof, hereinafter referred to as the "Holder"), without grace, at the office of Payee, 50 California Street, Suite 3300, San
Francisco, California 94111, or at such other place as the Holder may designate to the Maker in writing from time to time, the principal sum of ONE MILLION, THREE HUNDRED ONE THOUSAND, TWO HUNDRED FOUR AND 76/100THS DOLLARS ($1,301,204.76), or so much thereof as shal1 have been advanced, together with interest thereon on the unpaid principal balance from the date hereof or so much thereof as shall remain outstanding and unpaid, at the rates hereinafter set forth, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private; such principal and interest at the rate hereinafter set forth to be paid in the manner following, to wit:

     From and after the date hereof (until default or maturity as herein provided), interest on The outstanding principal balance shall accrue at the rate of eight percent (8%) per annum. Interest at said rate shall be due and payable, in arrears, monthly, commencing on the first day of each and every calendar month during the term hereof. A payment of principal in the amount of $250,000.00, together with interest as aforesaid, shall be due and payable on May 1, 1996. The entire remaining outstanding principal balance, together with all accrued but unpaid interest and all other sums due thereunder, shall be due and payable in full on December 31, 1996.

The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, that certain Second Priority Deed to Secure Debt and Security Agreement (hereinafter referred to as the "Deed to Secure Debt") entered into on even date herewith between the Maker, as "Grantor" therein, and the Payee, as "Grantee" therein, concerning the Premises therein, described (hereinafter referred to as the "Premises"), including, but not limited to, certain real property located in Fulton County, Georgia, which Deed to Secure Debt is to be filed for record on or about the date hereof with the Office of the Clerk of the Superior Court of Fulton County, Georgia.

It is hereby expressly agreed that should any default be made in the payment as stipulated above of either principal or interest, or should any default be made in the performance of any of the covenants or conditions contained in the Deed to Secure Debt, or in

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any,  other  document  given  as security for  the  indebtedness  evidenced hereby, then the principal of this obligation or any unpaid part thereof and all interest accrued thereon and any other sums advanced by the Holder under the Deed to Secure Debt shall, at the option of the Holder, and without notice to the Maker (except as may specifically be set forth in the Deed to Secure Debt), at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Interest shall accrue on the outstanding principal balance of this Note from the date of any default hereunder, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein, at a rate of
twelve  percent (12%) per annum. Time is of the essence of this Note.   If,
and as often as this Note is given to an attorney for collection or to defend or enforce any of Holder's rights hereunder or under any other document executed and delivered in connection with the loan, the Maker agrees to pay the Holder's attorney's fees not to exceed fifteen percent (15%) of the amount of principal and interest then due, and all court costs and other expenses incurred in connection therewith. All payments made under this Note shall be applied first to the payment of all attorney's fees, costs and expenses due hereunder and under any other documents executed in connection with the loan, then to the payment of accrued but unpaid interest, and finally to the payment of the outstanding principal balance of the indebtedness evidenced by this Note.

Notwithstanding any provisions herein contained to the contrary, in the event a default should occur under this instrument or the Deed to Secure Debt securing this instrument, the Holder shall provide the Maker with written notice of such default and allow the Maker fifteen (15) days from receipt of such notice to cure same before the Holder may accelerate the indebtedness evidenced hereby or take any action under the power of sale contained in such Deed to Secure Debt.

The Maker shall have the privilege of prepaying this Note, in whole or in part, at any time and from time to time, without any penalty or premium whatsoever, but with interest accrued to the date of prepayment on the outstanding principal balance.

It is not the intention of Holder to collect, contract for, charge, demand or receive any interest on account of this Note which is in excess of the maximum lawful rate of interest permitted under applicable law. Anything in this Note, the Deed to Secure Debt or any other agreements or arrangements by Maker in connection with the indebtedness evidenced hereby to the contrary notwithstanding, if from any circumstances whatsoever fulfillment of any provision of any of the foregoing documents or agreements at the time performance of any such provision shall be due, including the payment of any fee or late charge to Holder, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then ipso facto the

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obligation to be fulfilled shall be reduced to the limit of such  validity, so that in no event shall exaction of interest be possible under any of the aforesaid documents or agreements in excess of the limit of such validity, but such obligation shall be fulfilled to the limit of such validity, and if under any circumstances whatsoever interest in excess of the limit of such validity will have been paid by Maker in connection with the indebtedness evidenced by this Note, such excess shall be considered for all purposes as payment on principal and applied by Holder to the unpaid principal balance under this Note or refunded to Maker should such principal be paid, the manner of handling such excess to be determined at the Holder's election, and/or if any such excess interest shall have accrued, Holder shall eliminate such excess interest so that under no circumstances shall interest on the indebtedness evidenced by this Note exceed the maximum lawful rate allowed by applicable law. To the extent permitted by applicable law, the determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan all interest at any time contracted for, charged or received from Maker in connection with the Loan so that the actual rate if interest on the indebtedness is uniform throughout the term or period hereof.

The Maker waives and renounces for itself, its successors and assigns, all rights to the benefits of any appraisement, exemption and homestead now provided, or which may hereafter be provided by The Constitution and laws of the United States if America and of any state thereof to and in all its property, real and personal, against the enforcement and collection of this obligation.

Except in the event of an action seeking recovery for waste, conversion or fraud (and then only to the extent of such waste, conversion or fraud), Holder agrees that: (i) it shall not seek or enforce any judgment for deficiency against the Maker in any action to foreclose the Deed to Secure Debt; and (ii) in the event any suit is brought on this Note, the Deed to Secure Debt or any other document evidencing or securing the indebtedness evidenced by this Note, any Judgment obtained in a such a suit will be enforced only against the Premises, the rents, issues and profits therefrom, the funds held by Holder pursuant to the terms of the Deed to Secure Debt, including security deposits, if any, and any insurance proceeds or condemnation awards payable in respect to the Premises. Nothing contained herein: (a) shall constitute a bar to, or otherwise limit Holder's recourse against Maker in the event of any action seeking damages for or injunctive relief against waste, conversion or fraud (to the extent of such waste, conversion or fraud), or any action for damages or injunctive relief if and to the extent: (i) Maker collects any rentals in advance in violation of the provisions of the Deed to Secure Debt, or after Maker's default hereunder or any of the documents evidencing or securing the indebtedness evidenced by this Note (subject to any applicable notice and cure periods contained therein, if any), Maker collects

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rentals  which  are  not properly applied to this Note  or  to  the  normal operating expenses of the Premises; (ii) Maker holds security deposits and does not promptly deliver same to Holder; or (iii) Maker comes into possession of any casualty insurance awards or proceeds resulting from any condemnation (or settlement in lieu of condemnation) of the Premises, or any part thereof, and fails to promptly deliver all such sums to Holder;
(b) shall be deemed to be a release or impairment of the Indebtedness evidenced hereby or of the lien of the Deed to Secure Debt upon the Premises; (c) shall preclude Holder from foreclosing the Deed to Secure Debt in case of any default thereunder or under this Note or under any of the documents now or hereafter evidencing or securing the indebtedness evidenced by this Note or from enforcing any of its rights except as stated
in  this Paragraph; (d) shall prejudice the rights of   Holder as to any of
the conditions of the Deed to Secure Debt or this Note; (e) shall prejudice the right of Holder as against any entity other than Maker now or hereafter liable under any guaranty, bond, policy of insurance or other agreement for compliance with any of the terms, covenants or conditions of such guaranty,
bond,      policy  of insurance or other agreement or this  Note,  Deed  to
Secure Debt of any other document; or (f) shall relieve Maker of any personal liability arising out of the obligation to pay Holder's attorneys fees, as set forth in the indemnities contained in the Deed to Secure Debt or for the misapplication of trust funds, including, without limitation, any insurance proceeds or condemnation awards of which Maker gains possession or control.

This Note, the indebtedness evidenced hereby, and the obligations created hereunder are made and intended as a contract under, and are to be
construed in accordance with, the laws of the     State of Georgia.

This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, changes, modification or discharge is sought.

As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective heirs, successors and assigns, whether voluntary by operation of the parties or involuntary by operation of law.

IN WITNESS WHEREOF, the Maker has caused these presents to be executed, sealed and delivered, all as of the date first above written.

MAKER:


/s/ William R. Dixon, Jr.
WILLIAM R. DIXON, JR. (SEAL)

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